UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported) April 29, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

          (State or other         (Commission         (I.R.S. Employer
            jurisdiction          File Number)       Identification No.)
                                of incorporation)

              Delaware              1-14036               43-1581814


                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.

ITEM 5  OTHER EVENTS

See attached to this Form 8-K a News Release dated April 29, 2003 concerning an announcement by DST Systems, Inc. and Janus Capital
Group Inc. regarding potential transactions.

ITEM 7  financial STATEMENTS AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated April 29, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.


                           /s/ Randall D. Young
                           Vice President, General Counsel and Secretary

Date: April 29, 2003

                                                               Exhibit 99.1


                 DST AND JANUS DISCUSSING POTENTIAL TRANSACTIONS

KANSAS CITY, MO and DENVER (April 29, 2003) - DST Systems, Inc. (NYSE: DST) and Janus Capital Group Inc. (NYSE: JNS) announced today that the two companies are discussing potential transactions, including a tax-free reorganization, that could result in DST acquiring all or a portion of the 39.7 million shares (approximately 33%) of DST common stock currently owned by Janus Capital Group. The discussions are preliminary and no agreement has been reached.